Clifton Bancorp Inc. Announces
 Financial Results for the Second Quarter Ended September 30, 2015 and
Extension of Stock Repurchase Program

Clifton, New Jersey – October 28, 2015 -- Clifton Bancorp Inc. (Nasdaq: CSBK) (the “Company”), the holding company for Clifton Savings Bank, today announced results for the second quarter ended September 30, 2015.  Net income for the second quarter was $1.54 million ($0.06 per diluted share) as compared to net income of $1.48 million ($0.06 per diluted share) for the quarter ended September 30, 2014. Net income for the six months ended September 30, 2015 was $3.20 million ($0.13 per diluted share) as compared to $3.10 million ($0.12 per diluted share) for the same period in 2014.

The Company also announced today that it has expanded its stock repurchase program to acquire an additional 2,569,000 shares of the Company’s outstanding common stock. Through October 27, 2015, the Company has repurchased approximately 2,322,000 shares at a weighted average share price of $13.81 per share. The expanded repurchase program authorizes the Company to repurchase approximately 10% of shares currently outstanding. Repurchases will be made through open market purchases or through privately negotiated transactions from time to time depending on market conditions and other factors.

Notable Items

•	Net loan portfolio growth of 5.6% since March 31, 2015, and 3.4% since June 30, 2015;
•	Nonperforming loans to total gross loans decreased to 0.64% at September 30, 2015;
•
The Compensation Committee of the Company’s Board of Directors approved restricted stock and stock option grants of approximately 512,000 and 1,109,000 shares, respectively, during the quarter ended September 30, 2015; and

•	791,900 shares of common stock were repurchased during the second quarter of 2015 at a weighted average share price of $13.87.

Paul M. Aguggia, Chairman, President, and Chief Executive Officer, stated, “We continue to build our core business to compete more effectively in our markets. We are pleased to report consistent quarterly income and stellar asset quality while we invest in the Company operationally and through repurchases of our shares.”

Balance Sheet and Credit Quality Review

Total assets decreased $33.0 million, or 2.8%, to $1.15 billion at September 30, 2015, from $1.19 billion at March 31, 2015. The decrease in total assets was primarily due to a decrease in cash, a significant amount of which was used to repurchase stock.

Net loans increased $36.2 million, or 5.7%, to $677.3 million at September 30, 2015 from $641.1 million at March 31, 2015 primarily due to growth in the residential real estate loan portfolio. Securities decreased $39.3 million, or 9.4%, to $379.6 million at September 30, 2015 from $418.9 million at March 31, 2015, mainly as a result of calls, maturities and repayments on securities. Cash and cash equivalents were mostly redeployed into loans. Securities totaling $1.9 million were sold during the six months ended September 30, 2015, resulting in a gain of $72,000. Cash and cash equivalents decreased $31.4 million, or 63.8%, to $17.9 million at September 30, 2015 from $49.3 million at March 31, 2015.

Deposits decreased $20.9 million, or 3.0%, to $678.6 million at September 30, 2015 from $699.5 million at March 31, 2015, mainly due to our continued management of the cost of funds by allowing controlled, higher priced time deposit runoff. Borrowed funds increased $16.5 million, or 15.4%, to $124.0 million at September 30, 2015 from $107.5 million at March 31, 2015, as borrowings were utilized to fund loan growth. The outstanding borrowings as of September 30, 2015 have an average rate of 2.03% and such borrowings have an average term of 18 months. All outstanding borrowings are with the Federal Home Loan Bank of New York.

Total stockholders’ equity decreased $29.7 million, or 8.1%, to $338.3 million at September 30, 2015 from $368.0 million at March 31, 2015, primarily as a result of $31.4 million in repurchases of common stock, and $4.5 million in cash dividends, partially offset by net income of $3.2 million.

Non-accrual loans decreased $1.3 million, or 23.3%, to $4.3 million at September 30, 2015 from $5.6 million at March 31, 2015.  Included in non-accrual loans at September 30, 2015 were seven loans totaling $1.2 million that were current or less than 90 days delinquent, but which were previously 90 days or more delinquent and on a non-accrual status pending a sustained period of repayment performance (generally six months).  The percentage of nonperforming loans to total gross loans decreased to 0.64% at September 30, 2015 from 0.88% at March 31, 2015.  The allowance for loan losses to nonperforming loans increased to 83.72% at September 30, 2015 from 61.53% at March 31, 2015.

Income Statement Review

Net interest income decreased by $42,000, or 0.6%, to $6.54 million for the three months ended September 30, 2015 as compared to $6.58 million for the three months ended September 30, 2014, despite an increase of $15.1 million in average net interest-earning assets, coupled with an increase of 9 basis points in net interest margin.

Net interest income increased $134,000, or 1.0%, to $13.12 million for the six months ended September 30, 2015 as compared to $12.98 million for the six months ended September 30, 2014, reflecting an increase of $48.7 million in average net interest-earning assets, coupled with an increase of 7 basis points in net interest margin.

The provision for loan losses decreased $201,000, or 66.8%, to $100,000 for the three months ended September 30, 2015, as compared to $301,000 for the three months ended September 30, 2014, and decreased $266,000, or 60.6%, to $173,000 for the six months ended September 30, 2015, as compared to $439,000 for the six months ended September 30, 2014. The decreases for the 2015 periods were mainly the result of overall favorable trends in qualitative factors related to delinquencies considered in the periodic review of the general valuation allowance, and the decrease in charge-offs.

Non-interest income decreased $22,000, or 4.6%, to $452,000 for the three months ended September 30, 2015 from $474,000 for the three months ended September 30, 2014, due to a decrease in fees and service charges on loans and deposits. Non-interest income increased $144,000, or 17.5%, to $966,000 for the six months ended September 30, 2015 from $822,000 for the six months ended September 30, 2014. The increase was mainly attributable to an increase in income from bank owned life insurance, net of a decrease in gains on sales of securities. Securities available for sale totaling $1.9 million were sold during the six months ended September 30, 2015, resulting in a gain of $72,000, while securities available for sale totaling $1.0 million were sold during the six months ended September 30, 2014, resulting in a gain of $102,000.

Non-interest expenses increased $48,000, or 1.1%, to $4.58 million for the three months ended September 30, 2015, as compared to $4.53 million for the three months ended September 30, 2014. Non-interest expenses increased $426,000, or 4.9%, to $9.10 million for the six months ended September 30, 2015, as compared to $8.67 million for the six months ended September 30, 2014. The increase for the six month period was driven by increases in salaries and employee benefits and professional services, partially offset by a decrease in directors’ compensation. The increase in salaries and employee benefits includes typical annual increases in compensation and benefits expenses and costs related to the hiring of additional personnel, as well as a related increase in employee stock ownership plan expense and expenses related to the granting of equity awards under the 2015 Equity Incentive Plan. Professional services included an increase in legal fees primarily related to the development and implementation of products and services and the Bank’s branding and marketing efforts as well as an increase in consulting expense. The decrease in directors’ compensation in the current year related to the prior year including a charge recorded as a result of a lump sum payment from the directors’ retirement plan.

About Clifton Bancorp Inc.

Clifton Bancorp Inc. is the holding company of Clifton Savings Bank, a federally chartered savings bank headquartered in Clifton, New Jersey. Clifton Savings Bank is an organization with dedicated people serving communities, residents and businesses. Clifton Savings operates 11 full-service banking offices located in the diverse and vibrant Northeastern counties of New Jersey.

Forward-Looking Statements

Clifton Bancorp makes forward-looking statements in this news release. These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Clifton Bancorp does not assume any duty and does not undertake to update its forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Clifton Bancorp anticipated in its forward-looking statements and future results could differ materially from historical performance.

Clifton Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the  loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties. Clifton Bancorp provides greater detail regarding some of these factors in the “Risk Factors” section of its Annual Report on Form 10-K, which was filed on June 5, 2015. Clifton Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s website at www.sec.gov.

Contact:                 Bart D’Ambra
(973) 473-2200

Selected Consolidated Financial Data

	At September 30,	At March 31,
	2015	2015
	(In thousands)
Financial Condition Data:
Total assets	$1,153,895	$1,186,924
Loans receivable, net	677,286	641,084
Cash and cash equivalents	17,869	49,308
Securities	379,582	418,875
Deposits	678,624	699,476
FHLB Advances	124,000	107,500
Total stockholders' equity	338,267	368,001

Selected Consolidated Operating Data

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(In thousands, except share and per share data)

Operating Data:
Interest income	$8,739	$8,899	$17,451	$17,611
Interest expense	2,199	2,317	4,334	4,628
Net interest income	6,540	6,582	13,117	12,983
Provision for loan losses	100	301	173	439
Net interest income after provision for
loan losses	6,440	6,281	12,944	12,544
Non-interest income	452	474	966	822
Non-interest expenses	4,580	4,532	9,095	8,669
Income before income taxes	2,312	2,223	4,815	4,697
Income taxes	772	744	1,617	1,596
Net income	$1,540	$1,479	$3,198	$3,101
Basic earnings per share	$0.06	$0.06	$0.13	$0.12
Diluted earnings per share	$0.06	$0.06	$0.13	$0.12

Average shares outstanding - basic	24,554	25,333	24,988	25,289
Average shares outstanding - diluted	24,608	25,521	25,052	25,467

Average Balance Table

	Three Months Ended September 30,
	2015				2014
			Interest				Interest
	Average		and	Yield/	Average		and	Yield/
	Balance		Dividends	Cost	Balance		Dividends	Cost
Assets:	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$666,434		$6,090	3.66%	$613,604		$5,799	3.78%
Mortgage-backed securities	273,417		1,899	2.78%	303,938		2,339	3.08%
Investment securities	116,350		678	2.33%	155,274		666	1.72%
Other interest-earning assets	21,280		72	1.35%	52,979		95	0.72%
Total interest-earning assets	1,077,481		8,739	3.24%	1,125,795		8,899	3.16%

Non-interest-earning assets	77,426				101,666
Total assets	$1,154,907				$1,227,461

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Demand accounts	$52,423		15	0.11%	$55,643		19	0.14%
Savings and Club accounts	142,039		58	0.16%	139,394		61	0.18%
Certificates of deposit	473,311		1,514	1.28%	528,996		1,645	1.24%
Total interest-bearing deposits	667,773		1,587	0.95%	724,033		1,725	0.95%
FHLB Advances	116,625		612	2.10%	123,750		592	1.91%
Total interest-bearing liabilities	784,398		2,199	1.12%	847,783		2,317	1.09%

Non-interest-bearing liabilities:
Non-interest-bearing deposits	13,898				11,180
Other non-interest-bearing liabilities	12,971				11,412
Total non-interest-bearing liabilities	26,869				22,592

Total liabilities	811,267				870,375
Stockholders' equity	343,640				357,086
Total liabilities and stockholders' equity	$1,154,907				$1,227,461

Net interest income			$6,540				$6,582
Interest rate spread				2.12%				2.07%
Net interest margin				2.43%				2.34%
Average interest-earning assets
to average interest-bearing liabilities	1.37	x			1.33	x

	Six Months Ended September 30,
	2015				2014
			Interest				Interest
	Average		and	Yield/	Average		and	Yield/
	Balance		Dividends	Cost	Balance		Dividends	Cost
Assets:	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$656,681		$12,074	3.68%	$604,559		$11,475	3.80%
Mortgage-backed securities	276,092		3,841	2.78%	304,918		4,704	3.09%
Investment securities	122,985		1,387	2.26%	146,552		1,256	1.71%
Other interest-earning assets	28,795		149	1.03%	50,454		176	0.70%
Total interest-earning assets	1,084,553		17,451	3.22%	1,106,483		17,611	3.18%

Non-interest-earning assets	78,857				130,394
Total assets	$1,163,410				$1,236,877

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Demand accounts	$53,107		30	0.11%	$56,243		37	0.13%
Savings and Club accounts	141,918		116	0.16%	141,447		124	0.18%
Certificates of deposit	478,253		3,014	1.26%	531,409		3,281	1.23%
Total interest-bearing deposits	673,278		3,160	0.94%	729,099		3,442	0.94%
FHLB Advances	112,714		1,174	2.08%	127,500		1,186	1.86%
Total interest-bearing liabilities	785,992		4,334	1.10%	856,599		4,628	1.08%

Non-interest-bearing liabilities:
Non-interest-bearing deposits	13,701				11,967
Other non-interest-bearing liabilities	12,184				12,513
Total non-interest-bearing liabilities	25,885				24,480

Total liabilities	811,877				881,079
Stockholders' equity	351,533				355,798
Total liabilities and stockholders' equity	$1,163,410				$1,236,877

Net interest income			$13,117				$12,983
Interest rate spread				2.12%				2.10%
Net interest margin				2.42%				2.35%
Average interest-earning assets
to average interest-bearing liabilities	1.38	x			1.29	x

Asset Quality Data

	Six
	Months	Year
	Ended	Ended
	September 30,	March 31,
	2015	2015
	(Dollars in thousands)
Allowance for loan losses:
Allowance at beginning of period	$3,475	$3,071
Provision for loan losses	173	717

Charge-offs	(26)	(313)
Recoveries	3	-
Net charge-offs	(23)	(313)

Allowance at end of period	$3,625	$3,475

Allowance for loan losses to total gross loans	0.53%	0.54%
Allowance for loan losses to nonperforming loans	83.72%	61.53%

	At September 30,	At March 31,
	2015	2015
	(Dollars in thousands)
Nonperforming Assets:
Nonaccrual loans:
One- to four-family real estate	$3,452	$4,555
Multi-family real estate	568	581
Commercial real estate	192	439
Construction real estate	49	-
Consumer real estate	69	73
Total nonaccrual loans	4,330	5,648
Real estate owned	-	-
Total nonperforming assets	$4,330	$5,648

Total nonperforming loans to total gross loans	0.64%	0.88%
Total nonperforming assets to total assets	0.38%	0.48%

Selected Consolidated Financial Ratios

Three Months Ended	Six Months Ended
September 30,	September 30,
Selected Performance Ratios (1):	2015	2014	2015	2014
Return on average assets	0.53%	0.48%	0.55%	0.50%
Return on average equity	1.79%	1.66%	1.82%	1.74%
Interest rate spread	2.12%	2.07%	2.12%	2.10%
Net interest margin	2.43%	2.34%	2.42%	2.35%
Non-interest expenses to average assets	1.59%	1.48%	1.56%	1.40%
Efficiency ratio (2)	65.50%	64.23%	64.58%	62.80%
Average interest-earning assets to average
interest-bearing liabilities	1.37	x	1.33	x	1.38	x	1.29	x
Average equity to average assets	29.75%	29.09%	30.22%	28.77%
Dividend payout ratio	95.06%	102.64%	139.15%	146.53%
Net charge-offs to average ourtstanding loans during the periods	0.00%	0.03%	0.00%	0.04%

(1)  Performance ratio are annualized.
(2)  Represents non-interest expense divided by the sum of net interest income and non-interest income including gains and losses on the sale of assets.

Quarterly Data

	Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
	(In thousands except shares and per share data)
Operating Data
Interest income	$8,739	$8,712	$8,558	$8,993	$8,899
Interest expense	2,199	2,135	2,157	2,249	2,317
Net interest income	6,540	6,577	6,401	6,744	6,582
Provision for loan losses	100	73	100	178	301
Net interest income after provision for
loan losses	6,440	6,504	6,301	6,566	6,281
Non-interest income	452	514	3,094	397	474
Non-interest expenses	4,580	4,515	4,362	4,075	4,532
Income before income taxes	2,312	2,503	5,033	2,888	2,223
Income taxes	772	845	1,520	948	744
Net income	$1,540	$1,658	$3,513	$1,940	$1,479

Share Data
Basic earnings per share	$0.06	$0.07	$0.14	$0.08	$0.06
Diluted earnings per share	$0.06	$0.07	$0.13	$0.08	$0.06
Dividends per share	$0.06	$0.12	$0.06	$0.06	$0.06
Average shares outstanding - basic	24,554	25,421	25,979	25,594	25,333
Average shares outstanding - diluted	24,608	25,494	26,073	25,728	25,521
Shares outstanding at period end	25,745	25,960	27,326	27,145	26,676

Financial Condition Data
Total assets	$1,153,895	$1,152,707	$1,186,924	$1,198,171	$1,211,527
Loans receivable, net	677,286	654,802	641,084	628,872	617,024
Cash and cash equivalents	17,869	23,498	49,308	45,668	74,979
Securities	379,582	395,386	418,875	446,511	454,595
Deposits	678,624	685,248	699,476	711,486	731,070
FHLB advances	124,000	107,500	107,500	112,500	112,500
Total stockholders' equity	338,267	347,764	368,001	363,765	357,693

Assets Quality:
Total nonperforming assets	$4,330	$5,340	$5,648	$3,994	$4,509
Total nonperforming loans to total gross loans	0.64%	0.81%	0.88%	0.63%	0.73%
Total nonperforming assets to total assets	0.38%	0.46%	0.48%	0.33%	0.37%
Allowance for loan losses	$3,625	$3,525	$3,475	$3,375	$3,250
Allowance for loan losses to total gross loans	0.53%	0.54%	0.54%	0.54%	0.53%
Allowance for loan losses to nonperforming loans	83.72%	66.01%	61.53%	84.50%	72.08%